OPERATING PLAN
FMX Funds

This Operating Plan, dated June 29, 2012, is entered into by and between FolioMetrix, LLC (“Advisor”) and The Nottingham Company (“Administrator”) with respect to the FMX Funds (referred to herein as “Fund” or “Funds”), each a series of the Starboard Investment Trust (“Trust”), a Delaware statutory trust.

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (“Investment Company Act”);

WHEREAS, the Trust has designated the Funds as series of interests in the Trust;

WHEREAS, the Advisor has agreed to act as investment advisor to the Funds pursuant to an Investment Advisory Agreements between the Trust and the Advisor dated either August 19, 2009 or May 29, 2012 depending upon the Fund (“Investment Advisory Agreement”);

WHEREAS, Administrator has agreed to provide fund accounting and administration services to the Funds pursuant to a Fund Accounting and Administration Agreement between the Trust and Administrator amended and restated on May 29, 2012 (“Fund Administration Agreement”);

WHEREAS, it is appropriate and in the best interests of the Funds and their shareholders to limit the expenses of the Funds;

WHEREAS, in order to help limit the expenses of the Funds, Administrator has agreed to pay certain of the operating expenses of the Funds as described in the Fund Administration Agreement;

WHEREAS, the Advisor has entered into an Operating Plan with the Administrator to facilitate and support Administrator’s payment of the operating expenses described in the Fund Administration Agreement;

WHEREAS, the Trust’s Board of Trustees has authorized amendment of the Operating Plan in connection with the establishment of new portfolio series of the Funds;

NOW, THEREFORE, the Advisor and Administrator agree that the Operating Plan shall provide as follows:

1.	Payments by the Advisor. The Advisor shall pay to Administrator a fee based on the daily average net assets of each Fund based upon the schedules set forth in Appendix A.

2.
Expenses.  The Advisor shall pay Fund expenses that have not been (i) assumed by Administrator pursuant to the Fund Administration Agreement or (ii) specifically assumed by the Funds.  These expenses include the following items:

a)
Marketing, distribution, and servicing expenses related to the sale or promotion of Fund shares that the Funds are not authorized to pay pursuant to the Investment Company Act and Rule 12b-1 thereunder;

b)	Expenses incurred in connection with the organization and initial registration of shares of the Funds;

c)	Expenses incurred in connection with the dissolution and liquidation of the Fund;

d)	Expenses related to shareholder meetings and proxy solicitations;

e)
Fees and expenses related to legal, auditing, and accounting services that are in amounts greater than the limits or outside of the scope of ordinary services outlined in Appendix B and have not been specifically assumed by the Funds per the instructions of the Trust’s Board of Trustees;

f)	Hiring employees and retaining advisers and experts as contemplated by Rule 0-1(a)(7)(vii) of the Investment Company Act; and

g)
Amounts due to Administrator in the event the compensation received by Administrator for services pursuant to its Fund Administration Agreement with the Trust is less than the minimum operating cost set forth in Appendix C.

3.
Duration and Termination.  This Operating Plan shall become effective with respect to each Fund upon the commencement of such Fund’s operations and shall continue in effect until October 1, 2013.  This Operating Plan shall then renew automatically for successive terms with one-year periods unless terminated by either party at the conclusion of the then current term upon (i) written notice of non-renewal to the other party not less than sixty days prior to the end of the term, or (ii) mutual written agreement of the parties.  This Operating Plan may be terminated at anytime upon mutual written agreement of the parties and approval of the Trust’s Board of Trustees.

4.
Amendment.  This Operating Plan and any one or more of the Appendices attached hereto may be amended at any time by a written instrument signed by the parties and approved by the Trust’s Board of Trustees.

5.           Miscellaneous.

a)
Captions.  The captions in this Operating Plan are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

b)
Interpretation.  Nothing herein contained shall be deemed to require the Funds or Trust to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Funds or Trust.

c)
Inconsistent Terms.  In the event of any inconsistency between the terms of this Operating Plan and those of either the Investment Advisory Agreement or the Fund Administration Agreement, the terms of the Investment Advisory Agreement or Fund Administration Agreement shall control, but only to the extent of such inconsistency.

d)
Severability.  If any provision of this Operating Plan shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Operating Plan shall not be affected thereby and, to this extent, the provisions of this Operating Plan shall be deemed to be severable.

e)	Counterparts. This Operating Plan may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Operating Plan to be executed as of the date first written above.

FolioMetrix, LLC

By:              /s/ Dale J. Murphy

Title:          President

The Nottingham Company

By:            /s/ Jason B. Edwards

Title:        Chief Operating Officer

APPENDIX A-1

Payment Schedule

The following Fund(s) are covered by Appendix A-1:

•	ISM Dynamic Equity Fund (f/k/a FMX Growth Allocation Fund)

The Advisor shall make a monthly payment to the Administrator based upon the daily average net assets of the Fund according to the following schedule:

Average Daily Net Assets	Annual Rate
Less than $11,000,000	0.000%
$11,000,000 but less than $12,000,000	0.110%
$12,000,000 but less than $13,000,000	0.203%
$13,000,000 but less than $14,000,000	0.283%
$14,000,000 but less than $15,000,000	0.306%
$15,000,000 but less than $16,000,000	0.326%
$16,000,000 but less than $17,000,000	0.328%
$17,000,000 but less than $18,000,000	0.296%
$18,000,000 but less than $19,000,000	0.268%
$19,000,000 but less than $20,000,000	0.242%
$20,000,000 but less than $21,000,000	0.219%
$21,000,000 but less than $22,000,000	0.198%
$22,000,000 but less than $23,000,000	0.179%
$23,000,000 but less than $24,000,000	0.162%
$24,000,000 but less than $25,000,000	0.145%
$25,000,000 but less than $26,000,000	0.130%
$26,000,000 but less than $27,000,000	0.117%
$27,000,000 but less than $28,000,000	0.104%
$28,000,000 but less than $29,000,000	0.092%
$29,000,000 but less than $30,000,000	0.081%
$30,000,000 but less than $31,000,000	0.070%
$31,000,000 but less than $32,000,000	0.061%
$32,000,000 but less than $33,000,000	0.051%
$33,000,000 but less than $34,000,000	0.043%
$34,000,000 but less than $35,000,000	0.035%
$35,000,000 but less than $36,000,000	0.027%
$36,000,000 but less than $37,000,000	0.020%
$37,000,000 but less than $38,000,000	0.013%
$38,000,000 but less than $39,000,000	0.006%
$39,000,000 or more	0.000%

APPENDIX A-2

Payment Schedule

The following Fund(s) are covered by Appendix A-2:

•	ISM Dynamic Fixed Income Fund (f/k/a FMX Total Return Fund)

The Advisor shall make a monthly payment to the Administrator based upon the daily average net assets of the Fund according to the following schedule:

Average Daily Net Assets	Annual Rate
Less than $13,000,000	0.000%
$13,000,000 but less than $14,000,000	0.073%
$14,000,000 but less than $15,000,000	0.090%
$15,000,000 but less than $16,000,000	0.104%
$16,000,000 but less than $17,000,000	0.118%
$17,000,000 but less than $18,000,000	0.129%
$18,000,000 but less than $19,000,000	0.140%
$19,000,000 but less than $20,000,000	0.149%
$20,000,000 but less than $21,000,000	0.158%
$21,000,000 but less than $22,000,000	0.165%
$22,000,000 but less than $23,000,000	0.172%
$23,000,000 but less than $24,000,000	0.162%
$24,000,000 but less than $25,000,000	0.145%
$25,000,000 but less than $26,000,000	0.130%
$26,000,000 but less than $27,000,000	0.117%
$27,000,000 but less than $28,000,000	0.104%
$28,000,000 but less than $29,000,000	0.092%
$29,000,000 but less than $30,000,000	0.081%
$30,000,000 but less than $31,000,000	0.070%
$31,000,000 but less than $32,000,000	0.061%
$32,000,000 but less than $33,000,000	0.051%
$33,000,000 but less than $34,000,000	0.043%
$34,000,000 but less than $35,000,000	0.035%
$35,000,000 but less than $36,000,000	0.027%
$36,000,000 but less than $37,000,000	0.020%
$37,000,000 but less than $38,000,000	0.013%
$38,000,000 but less than $39,000,000	0.006%
$39,000,000 or more	0.000%

APPENDIX A-3

Payment Schedule

The following Fund(s) are covered by Appendix A-3:

•	ISM Non Traditional Fund
•	ISM High Income Fund
•	ISM Strategic Equity Fund
•	ISM Strategic Fixed Income Fund
•	ISM Global Alpha Tactical Fund
•	ISM Tax Free Fund
•	ISM Dividend Income Fund
•	ISM Premier Asset Management Fund

The Advisor shall make a monthly payment to the Administrator based upon the daily average net assets of the Fund according to the following schedule:

Average Daily Net Assets	Annual Rate
Less than $14,000,000	0.450%
$14,000,000 but less than $15,000,000	0.404%
$15,000,000 but less than $16,000,000	0.363%
$16,000,000 but less than $17,000,000	0.328%
$17,000,000 but less than $18,000,000	0.296%
$18,000,000 but less than $19,000,000	0.268%
$19,000,000 but less than $20,000,000	0.242%
$20,000,000 but less than $21,000,000	0.219%
$21,000,000 but less than $22,000,000	0.198%
$22,000,000 but less than $23,000,000	0.179%
$23,000,000 but less than $24,000,000	0.162%
$24,000,000 but less than $25,000,000	0.145%
$25,000,000 but less than $26,000,000	0.130%
$26,000,000 but less than $27,000,000	0.117%
$27,000,000 but less than $28,000,000	0.104%
$28,000,000 but less than $29,000,000	0.092%
$29,000,000 but less than $30,000,000	0.081%
$30,000,000 but less than $31,000,000	0.070%
$31,000,000 but less than $32,000,000	0.061%
$32,000,000 but less than $33,000,000	0.051%
$33,000,000 but less than $34,000,000	0.043%
$34,000,000 but less than $35,000,000	0.035%
$35,000,000 but less than $36,000,000	0.027%
$36,000,000 but less than $37,000,000	0.020%
$37,000,000 but less than $38,000,000	0.013%
$38,000,000 but less than $39,000,000	0.006%
$39,000,000 or more	0.000%

APPENDIX B

Professional Services

The Administrator shall pay the fees and expenses of the Funds incurred in connection with ordinary professional services, but only up to the limits set forth below.  In the event that the fees and expenses for such services are greater than the limits set forth below, the Advisor shall pay the amounts above such limit unless the expense has been specifically assumed by the Funds per the instructions of the Trust’s Board of Trustees.

1.
Independent public accountants:  $17,500 per Fund per year to audit the annual financial statements of the Funds, prepare the Funds’ federal, state and excise tax returns, and consults with the Funds on matters of accounting and federal and state income taxation.

2.
Independent legal counsel to the independent trustees: $3,000 per Fund per year to advise the independent trustees on board meeting issues and consult with the independent trustees in connection with other ordinary legal services.

3.	Fund counsel: $12,000 per Fund per year for ordinary legal expenses, which generally include the following routine services provided by the Fund counsel:

a)
Review and preparation of materials for regularly scheduled quarterly meetings of the board of trustees and the regularly scheduled meetings of the audit and other standing committees, including review of meeting agendas, resolutions, minutes, and reports from service providers to the Funds;

b)	Attending four meetings per year for the board of trustees and the regularly scheduled meetings of the audit and other standing committees;

c)	Preparing, or advising on the preparation of, filings with the Securities and Exchange Commission of the annual amendments to the registration statement on Form N-1A, including the related 497 filing;

d)
Review of other routine filings with the Securities and Exchange Commission, including filings on Form NSAR, Form N-CSR, Form N-Q, Form 24f-2, and Form N-PX, 40-17g filings, and amendments to such filings,

e)	Responding to audit letter requests from the Funds’ independent public accountants; and

f)	Consulting with, and responding to questions from the Funds’ board of trustees and service providers with respect to any of the foregoing.

Any audit, accounting, or legal services outside of those listed above shall be considered non-ordinary professional services and shall not be paid by the Administrator.  Non-ordinary legal services include, for example, services provided in connection with special meetings of the Funds’ board of trustees, additions of new classes or series of shares, shareholder meetings and proxy solicitations, material changes to the Funds’ registration statement, examinations by the Securities and Exchange Commission, and litigation to which the Funds may be a party.  In the event that fees and expenses for such services are incurred, the Advisor shall pay such fees and expenses unless the fees and expenses has been specifically assumed by the Funds per the instructions of the Trust’s Board of Trustees.

APPENDIX C

Minimum Operating Cost

Pursuant to Section 2(f) of this Operating Plan, if the compensation received by Administrator under the Fund Administration Agreement with respect to each Fund is less than the amount set forth in the schedule below, then the Advisor must remit or cause to be remitted to Administrator an amount that is sufficient to reimburse Administrator for the difference.  Such amounts shall be calculated and paid on a monthly basis.  If this Operating Plan becomes effective subsequent to the first day of the month or terminates before the last day of the month, the minimum operating cost for that part of the month in which this Operating Plan is in effect will be prorated.

Year 1 of Fund’s operations........................................................................ $7,417 per month ($89,000 annually)

Year 2 of Fund’s operations........................................................................ $8,250 per month ($99,000 annually)

Year 3 of Fund’s operations and thereafter............................................... $9,083 per month ($109,000 annually)

Amendment to Operating Plan

January 14, 2012

This amendment to the Operating Plan between FolioMetrix, LLC, an Oregon limited liability company, and The Nottingham Company, a North Carolina corporation, is made and entered into as of the date first written above on behalf of the FMX Funds.

WHEREAS, the parties entered into an Operating Plan effective June 29, 2012 with an initial term that continues until October 1, 2013;

WHEREAS, the parties wish to amend the Operating Plan so that its initial term continues in effect until October 1, 2014; and

WHEREAS, Section 4 of the Operating plan allows for its amendment by a written instrument signed by the parties and approved by the Board of Trustees of the FMX Funds;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this amendment and intending to be legally bound, the parties agree as follows:

1.	Term of Agreement. Section 4 of the Operating Plan is replaced in its entirety with the following:

This Operating Plan shall continue in effect until October 1, 2014.  Thereafter, this Operating Plan shall renew automatically for successive terms with one-year periods unless terminated by either party at the conclusion of the then-current term upon (i) written notice of non-renewal to the other party not less than sixty days prior to the end of the term, or (ii) mutual written agreement of the parties.  This Operating Plan may be terminated at anytime upon mutual written agreement of the parties and approval of the Trust’s Board of Trustees.

2.	Other. Except as expressly modified or amended above, all other terms and provisions of the Operating Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to the Operating Plan to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first written above.

FolioMetrix, LLC                                                              The Nottingham Company

By:       /s/ Dale J. Murphey                                             By:    /s/ Jason B. Edwards

Name:  Dale J. Murphey                                                   Name:  Jason B. Edwards

Title:  President                                                                  Title:  Chief Operating Officer